UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 24, 2006

Fuel Systems Solutions, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-15143

Delaware	20-3960974
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

3030 South Susan Street
Santa Ana, CA 92704

(Address of principal executive offices, including zip code)

714-656-1200
(Registrant’s telephone number, including area code)

Fuel Systems Solutions, Inc.
3030 South Susan Street
Santa Ana, California 92704
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

(a) Amendment to LaSalle Loan Agreement.
On October 24, 2006, IMPCO Technologies, Inc. ("IMPCO"), a wholly owned subsidiary of Fuel Systems Solutions, Inc. ("Fuel Systems"), and LaSalle Business Credit, LLC ("LaSalle") entered into a Sixth Amendment to Loan and Security Agreement, to amend the revolving Loan and Security Agreement dated July 18, 2003, as amended (the "Sixth Amendment"). A copy of the Sixth Amendment is attached as exhibit 10.1 to this Current Report on Form 8-K.

Pursuant to the Sixth Amendment, LaSalle and the other Lenders party to the LaSalle Loan Agreement have agreed to amend the capital expenditure covenant in the LaSalle Loan Agreement.

Item 9.01.    Financial Statements and Exhibits

(c) Exhibits.
10.1:    Sixth Amendment to Loan and Security Agreement by and among LaSalle Business Credit , LLC and IMPCO Technologies, Inc. dated October 24, 2006.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fuel Systems Solutions, Inc.

Date: October 26, 2006	By:	/s/ Thomas Costales
Thomas Costales
Chief Financial Officer, Secretary and Treasurer

Exhibit Index

Exhibit No.	Description
EX-10.1	Sixth Amendment to Loan and Security Agreement by and among LaSalle Business Credit , LLC and IMPCO Technologies, Inc. dated October 24, 2006.